UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 9, 2005

BrandPartners Group Inc.
(Exact name of Company as specified in its charter)

Delaware	0-16530	13-3236325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

10 Main Street, Rochester, NH 03839
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 732-3999

N/A
(Former name or former address, if changed since last report)

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 8.01 Other Events.

On May 9, 2005 the Company’s wholly owned subsidiary Grafico Incorporated (DE) completed the purchase of certain assets from Grafico Incorporated (NY). The assets mainly consisted of equipment used in providing marketing and communications services for various companies including financial retailers, in addition to certain receivables. The purchase price of approximately $122,000 is not material.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2005	BrandPartners Group, Inc.
(Registrant)

/s/ James F. Brooks
James F. Brooks
Chief Executive Officer and President